Exhibit 2
                       NON-RECOURSE STOCK PLEDGE AGREEMENT

                 NON-RECOURSE STOCK PLEDGE AGREEMENT, dated as of July 23, 2001 (this "Agreement"), made and entered into by and between RAM Venture Holdings Corp., a Florida corporation (the "Creditor"), for itself and as agent for KM Financial, Inc., an Arizona corporation ("KM"), and RAM Capital Management, a Massachusetts Business Trust (the "Pledgor").

                                    RECITALS
                                    --------

                 WHEREAS, simultaneously herewith, Tremor Entertainment Inc., a California corporation ("Tremor"), is executing and delivering to the Creditor and to KM a stock purchase agreement, of even date herewith, among the Creditor, KM and Tremor (the "Stock Purchase Agreement") pursuant to which Tremor is obligated to make deferred payments to the Creditor and to KM in the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the "Obligations"); and

                 WHEREAS, it is a condition to the Creditor's and KM's execution and delivery of the Stock Purchase Agreement that, contemporaneously therewith, the Pledgor enter into this Agreement in order to secure Tremor's obligations to make prompt payment when due of the Obligations by pledging to the Creditor Five Million (5,000,000) shares of common stock, par value $.0001 per share, of the Creditor owned by the Pledgor (the "Pledged Securities"), with the Creditor to accept and hold such pledge for itself and as agent for KM;

                 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Pledge. The Pledgor hereby delivers to the Creditor, for itself and as agent for KM, stock certificate nos. CS 3657 through CS 3661, issued to the Pledgor, evidencing the Pledged Securities, together with undated stock transfer powers for the Pledged Securities duly executed in blank by the Pledgor, with signatures guaranteed, and grants to the Creditor, for itself and as agent for KM, a first priority security interest in the Pledged Securities, as collateral security for the prompt and complete payment when due (whether at the stated maturity, acceleration or otherwise) of the Obligations, to be held by the Creditor in pledge until the earlier of satisfaction of the Obligations or the occurrence of an Event of Default .

                  2. Administration of Security. The following provisions shall govern the administration of the Pledged Securities:

                           (a) So long as no default has occurred and is
continuing with respect to the Obligations (an "Event of Default"), the Pledgor shall be entitled to act with
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respect to the Pledged Securities in any manner not inconsistent with this
Agreement, including voting the Pledged Securities and receiving all distributions thereon and giving consents, waivers and ratifications in respect thereof.

                           (b) The Pledgor shall immediately upon request by the
Creditor and in confirmation of the security interests hereby intended to be created in respect of the Pledged Securities, execute and deliver to the Creditor such further agreements, documents, certificates, instruments, conveyances, assignments, deeds, transfers, assurances and agreements in form and substance as the Creditor shall request, including any financing statements and amendments thereto or any other documents required under applicable law to protect the security interests created hereunder.

                           (c) 40% of the Pledged Securities shall be returned
to the Pledgor upon Tremor's payment of $250,000 of the Obligations in accordance with the terms of the Stock Purchase Agreement and the entire balance of the Pledged Securities shall be returned to the Pledgor upon payment in full of the remaining $250,000 of the Obligations in accordance with the terms of the Stock Purchase Agreement.

                 3.        Remedies in Case of an Event of Default.

                           (a) Upon an Event of Default, the Creditor shall be
entitled to take title to the Pledged Securities, to the extent not previously released to the Pledgor pursuant to Section 2(c), in full satisfaction of the Obligations.

                           (b) The parties acknowledge and agree that the sole
recourse of the Creditor against the Pledgor with respect to the Obligations shall be to the Pledged Securities, and that, accordingly, absent fraud, the Pledgor shall not be personally liable for any deficiency with respect to the Obligations.

                           (c) The parties further acknowledge and agree that,
upon an Event of Default, the sole recourse of the Creditor against Tremor with respect to the Obligations shall be to the Pledged Securities and that, accordingly, absent fraud, Tremor shall not be personally liable for any deficiency with respect to the Obligations. The parties further agree that Tremor is intended to be a third party beneficiary under this Section 3(c) and is entering into the Stock Purchase Agreement in reliance on the provisions hereof.

                  4. Pledgor's Obligations Not Affected. The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any amendment or modification of the Stock Purchase Agreement; (b) any exercise or non-exercise by the Creditor of any right, remedy, power or privilege under or in respect of this Agreement or the Stock Purchase Agreement, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or the Stock Purchase Agreement, or any assignment or transfer of any thereof; or (d) any bankruptcy,

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insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Creditor, whether or not the Pledgor shall have notice of any of the foregoing.

                  5. Transfer by Pledgor. The Pledgor shall not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Securities or any interest therein or take any action which would transfer the economic consequences of the ownership of the Pledged Securities.

                  6. Representations and Warranties of Pledgor. The Pledgor represents and warrants to the Creditor as follows:

                           (a) Title to Pledged Securities; Authority;
Enforceability. The Pledgor has good and marketable title to the Pledged Securities, free and clear of all liens. The Pledgor is a duly organized Massachusetts Business Trust, and has the power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Pledgor. This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain remedies such as specific performance.

                           (b) No Conflict. The execution, delivery and
performance of this Agreement by the Pledgor and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the organizational documents of the Pledgor; or (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any contract or agreement (whether or not in written form), instrument or other writing of a material nature to or by which the Pledgor is a party or is bound with respect to the Pledged Securities; or (iii) violate, conflict with or result in a breach of any Legal Requirement (as defined in the Stock Purchase Agreement) with respect to the Pledged Securities; or (iv) result in the creation of any lien on any of the Pledged Securities.

                           (c) Litigation. There is no claim, action, suit,
proceeding (including, without limitation, arbitrations and alternative dispute resolution proceedings) or governmental investigation before any court, arbitrator or governmental entity or regulatory authority pending or, to the best knowledge of the Pledgor, threatened, against the Pledgor which would prevent the taking of the actions contemplated by this Agreement.

                           (d) Consents. No filing or registration with, notice
to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver, of any governmental entity or regulatory authority or any other person or entity) is required to be obtained by the Pledgor in connection with the execution,

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delivery and performance of this Agreement by the Pledgor and the consummation of a the transactions contemplated hereby.

                  7. Termination. Upon payment in full of the Obligations, this Agreement shall terminate and the Pledgor shall be entitled to the return of such of the Pledged Securities as have not theretofore been sold, released or otherwise applied pursuant to the provisions of this Agreement.

                  8. Notices. All notices or other communications required or permitted to be given hereunder to the Creditor or KM shall be delivered as provided in the Stock Purchase Agreement, with any notices to the Pledgor to be delivered to RAM Capital Management, 23350 Water Circle, Boca Raton, Florida 33486, Attention: Mr. Steven Oshinsky.

                  9. Binding Effect, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement.

                  10. Miscellaneous. The Creditor and its assigns shall have no obligation in respect of the Pledged Securities under this Agreement, except to hold and dispose of the same in accordance with the terms of this Agreement. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the conflicts of law rules thereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered on the date first above written.

                                    CREDITOR:

                                    RAM VENTURE HOLDINGS CORP.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    PLEDGOR:

                                    RAM CAPITAL MANAGEMENT


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



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